Exhibit 4.3

DLA Piper (Canada) LLP
Suite 1000, Livingston Place West
250 - 2nd Street SW
Calgary, AB T2P 0C1
www.dlapiper.com

DLA Piper (Canada) LLP

T 403.296.4470
F 403.296.4474

April 14, 2026

VIA SEDAR+

Alberta Securities Commission

British Columbia Securities Commission

Ontario Securities Commission

Re:	Offer to Purchase and Take-over Bid Circular of American Eagle Gold Corp. (the "Offeror") dated April 14, 2026 (the "Offer to Purchase and Circular") made by the Offeror to the holders of common shares of Pacific Booker Minerals Inc.

We consent to the reference to our firm name under the heading "Legal Matters" and the reference to our firm name and to the use of our opinion under the heading "Certain Canadian Federal Income Tax Considerations" in the Offer to Purchase and Circular.

This letter is delivered to the addressees pursuant to the requirements of securities legislation and is not to be used or relied upon for any other purpose.

Sincerely,

(signed) "DLA Piper (Canada) LLP"

DLA Piper (Canada) LLP